SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement
[ ]Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-12

UNITED RETAIL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

_________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): [X] No fee required [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined).

4)	Proposed maximum aggregate value of transaction:

    5)        Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)        Amount Previously Paid:

    2)        Form, Schedule or Registration Statement No.:

    3)        Filing Party:

    4)        Date Filed:

United Retail Group, Inc.

365 West Passaic Street

Rochelle Park, New Jersey 07662

April 28, 2004

Dear Stockholder:

I wish to extend a cordial invitation to the 12th Annual Meeting of the stockholders of United Retail Group, Inc., which will be held at the Marriott Glenpointe Hotel in Teaneck, New Jersey, at 11:00 a.m., May 28, 2004.

Formal notice of the Annual Meeting and the Proxy Statement are contained on the following pages. I urge that you read the Proxy Statement and then cast your vote on the accompanying proxy. The Summary Annual Report of the Company for 2003, including the Annual Report on Form 10-K, is enclosed.

Please be sure to mark, date, sign and return the proxy promptly, so that your shares will be represented at the meeting.

I look forward to greeting you at the meeting and reporting on the Company’s business and outlook, hearing your views and answering your questions.

Sincerely yours, /S/RAPHAEL BENAROYA Raphael Benaroya Chairman

IMPORTANT: To ensure the presence of a quorum at the meeting, it is important that your stock be represented, whether or not you plan to attend. Please mark, date and sign the accompanying proxy and return it promptly in the enclosed postpaid envelope. This proxy is solicited by the Board of Directors of the Company.

UNITED RETAIL GROUP, INC.

365 West Passaic Street

Rochelle Park, New Jersey 07662

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 28, 2004

The 12th Annual Meeting of the stockholders of United Retail Group, Inc. will be held at the Marriott Glenpointe Hotel, 100 Frank W. Burr Boulevard, Teaneck, New Jersey 07666, on May 28, 2004, at 11 o’clock in the morning, for the following purposes:

  electing eight directors;
  transacting any and all other business that may properly come before the meeting.

A list of stockholders may be examined during business hours at the Marriott Glenpointe Hotel during the 10 days preceding the date of the Annual Meeting of Stockholders.

The Board of Directors fixed April 21, 2004 as the record date for the determination of stockholders entitled to vote at this meeting and only stockholders of record on that date shall be entitled to vote.

April 28, 2004	By Order of the Board of Directors, /S/KENNETH P. CARROLL Kenneth P. Carroll Secretary

UNITED RETAIL GROUP, INC.

365 West Passaic Street

Rochelle Park, New Jersey 07662

PROXY STATEMENT

Dated April 28, 2004

ANNUAL MEETING OF STOCKHOLDERS

MAY 28, 2004

The accompanying proxy is solicited by the Board of Directors of United Retail Group, Inc. (the “Company”) to be voted at the Annual Meeting of Stockholders to be held May 28, 2004, and any adjournments thereof. When the proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted “FOR” election of the nominees named in this Proxy Statement.

Any stockholder giving a proxy, however, has the power to revoke it prior to its exercise by notice of revocation to the Company in writing or by execution of a subsequent proxy (provided that such action must be taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken) or by voting in person at the Annual Meeting. If a stockholder wishes to give a proxy to someone other than the individuals named as proxies in the enclosed form of proxy, he or she may cross out the names of the proxies appearing in the enclosed proxy, insert the name(s) of some other person(s), initial the insertion and sign and date the proxy for use at the meeting place.

If you are a Company associate who owns stock through the Retirement Savings Plan or the Employee Stock Purchase Plan, you will receive a form instructing the trustee how to vote the shares on your behalf instead of receiving a form of proxy yourself.

The shares entitled to vote at the meeting consist of shares of Common Stock of the Company, with each share entitling the holder of record to one vote. At the close of business on April 21, 2004, the record date for the Annual Meeting, there were outstanding 12,937,304 shares of Common Stock. This Proxy Statement and the accompanying form of proxy are first being sent to stockholders on or about April 28, 2004.

A table of contents appears on the last page of this Proxy Statement.

ELECTION OF DIRECTORS

Nominees

Eight nominees for the Board of Directors of the Company will be elected at the Annual Meeting of Stockholders for a term expiring at the Annual Meeting of Stockholders in 2005 or until their successors are elected and qualified. In the event any of the nominees shall be unable to serve as a Director, it is intended that the proxies will be voted for the election of a person nominated by the Board of Directors in substitution. The Company has no reason to believe that any nominee for the Board of Directors will be unable to serve as a Director if elected.

Stockholders of record on the record date who wished to nominate persons for election as Directors were able to have done so by delivering a notice of nomination to the Secretary of the Company by hand or by mail not less than 90 days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders.

No person may be elected as a Director unless nominated by a stockholder in the manner just described or by the Board of Directors.

No person has been nominated for election as a Director except those named in the section captioned “Business and Professional Experience.” There are eight nominees for election to the eight seats on the Board of Directors.

Proxies that withhold authority to vote and broker non-votes will be counted only for quorum purposes. A quorum is a majority of the outstanding shares.

Business and Professional Experience

The nominees proposed by the Board of Directors are listed below.

Mr.     Raphael Benaroya, age 56, has been the Company’s Chairman of the Board, President and Chief Executive Officer for approximately 14 years. Mr. Benaroya is a director of Russ Berrie and Company, Inc.

Mr.     George R. Remeta, age 54, has been the Vice Chairman of the Board and Chief Administrative Officer of the Company for more than five years and has served on the Board for approximately 14 years.

Mr.     Joseph A. Alutto, age 63, a Director of the Company since December 1992, has been the Dean of the Max M. Fisher School of Business at Ohio State University for more than five years. Mr. Alutto is also a director of Nationwide Financial Services, Inc.

Mr.     Joseph Ciechanover, age 70, a Director of the Company since May 1995, has been President of The Challenge Fund-Etgar L.P., an investment firm, since February 2001. Previously, he was Chairman of the Board of El Al Israel Airlines, Ltd. since before 1999. Mr. Ciechanover also is a director of Nova Measuring Instruments Ltd. and a member of the international advisory board of NASDAQ.

Mr.     Michael Goldstein, age 62, a Director of the Company since May 1999, has been Chairman of the Toys “R” Us Childrens’ Fund, a charitable foundation, since June 2001. Previously, he was Chairman of the Board of Toys “R” Us, Inc., a retail store chain, since before 1999. Mr. Goldstein is also a director of Galyan’s Trading Company., Inc., Finlay Enterprises, Inc., 4 Kids Entertainment, Inc. and Medco Health Solutions, Inc.

Mr.     Ilan Kaufthal, age 56, a Director of the Company since December 1992, has been a Vice Chairman of Bear, Stearns & Co., Inc., an investment banking firm, since May 2000. Previously, he was a Vice Chairman of Schroder & Co. Incorporated, an investment banking firm, since before 1999. Mr. Kaufthal is also a director of Cambrex Corporation and Russ Berrie and Company, Inc.

Mr.     Vincent P. Langone, age 61, a Director of the Company since February 1994, has been the President and Chief Executive Officer of Interbuild International, Inc., a consulting and equity investment firm, since January 2002. Previously, he was Chairman of the Board and Chief Executive Officer of Formica Corporation, a manufacturer of Formica® brand laminate, since before 1999. (In March 2002, Formica Corporation filed for protection under Chapter 11 of the Federal Bankruptcy Code.)

Richard W. Rubenstein, Esq., age 59, a Director of the Company since December 1991, has been a partner at Squire, Sanders & Dempsey, a law firm, for more than five years.

Information Concerning the Board of Directors

The Company’s Board of Directors held seven meetings in Fiscal 2003. During Fiscal 2003, all of the Directors attended 90% or more of the total number of meetings of the Board and of committees of the Board on which they served.

It is the Company’s policy to encourage Directors to attend the annual meeting of stockholders. All the Directors attended the 11th Annual Meeting of Stockholders.

The standing committees of the Board included the Audit Committee, the Compensation Committee and the Nominating Committee.

Information Concerning the Audit Committee

Among other things, the Audit Committee of the Board retains the Company’s independent public accountants and oversees the audit of the Company’s annual financial statements. See, “Audit Committee Report” for the Directors who served on the Audit Committee in Fiscal 2003. The members of the Audit Committee are independent, as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers and Rule 10A-3 (b) (1) (ii) under the Securities Exchange Act of 1934 (the “Exchange Act”). The Audit Committee held eight meetings in Fiscal 2003. The Company’s Board of Directors has restated the written charter for the Audit Committee, which is attached as Appendix “A” to this Proxy Statement.

Information Concerning the Compensation Committee

The Compensation Committee of the Board recommends officers’ cash compensation to the Board and grants employee stock options. See, “Compensation Committee Report” for the Directors who served on the Compensation Committee in Fiscal 2003. The Compensation Committee held five meetings in Fiscal 2003.

Information Concerning the Nominating Committee

The Nominating Committee of the Board recommends to the Board a slate of suitable persons for nomination as Directors of the Company. Its members during Fiscal 2003 were Mr. Benaroya, as Chairman of the Committee, and Mr. Rubenstein. The Nominating Committee met once in Fiscal 2003.

Mr.     Benaroya, the Chairman of the Board, President and Chief Executive Officer of the Company, became ineligible to continue to serve on the Nominating Committee under new listing requirements of The NASDAQ Stock Market that require all Committee members to meet the independence standards in Rule 4200(a)(15). In Fiscal 2004, the Nominating Committee was reconstituted and consists of Mr. Rubenstein, as Chairman, and Messrs. Kaufthal and Langone, all of whom meet those independence standards. The Board’s nominees for election as Directors at the 12th Annual Meeting of Stockholders were recommended by the new Nominating Committee. The charter for the Nominating Committee is attached as Appendix “B” to this Proxy Statement.

Director Compensation

Each Director who is not employed by the Company receives $4,000 for each Board meeting that he attends and a $2,000 quarterly retainer. In addition, a nonmanagement Director receives $1,000 for each additional day on which he attends one or more committee meetings and an extra $1,000 if he chairs a committee meeting on that day.

Under stockholder approved stock option plans, each Director not employed by the Company has annually received an award of nonqualified options to purchase shares of Common Stock exercisable at the market price on the date of grant for a term of 10 years. Each option becomes exercisable as to 20% of the shares on completion of each full year of service as a Director after the date of grant, provided, however, that each option becomes fully exercisable in the event that the Company enters into certain transactions, including certain mergers or the sale of all or substantially all of the Company’s assets, and becomes fully exercisable upon retirement from the Board in the discretion of the Compensation Committee of the Board. Commencing in Fiscal 2003, the option granted to each nonmanagement Director was for 5,000 shares.

In addition, commencing in May 2000, each nonmanagement Director has received an annual award under the Company’s Stock Appreciation Rights Plan that provides for cash payments by the Company when the Director exercises stock options granted in the same year and receives shares of Common Stock. Each payment will be an amount equivalent to the equity in the corresponding option that is being exercised, that is, the excess of the then current market price of the shares issued over (i) the exercise price paid by the Director plus (ii) related withholding taxes, if any.

See, “Certain Transactions – Services by Director’s Firm” for fees for services rendered in Fiscal 2003 to the Company by Mr. Rubenstein’s law firm.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of April 16, 2004, certain information with respect to the beneficial ownership of shares of United Retail Group, Inc. Common Stock of the Chief Executive Officer of the Company, the four most highly compensated executive officers of the Company in Fiscal 2003 other than the Chief Executive Officer (see, “Executive Compensation-Summary Compensation Table”), each Director, and all Officers and Directors as a group, and their percentage ownership. Except as noted below, each of the persons listed has sole investment and voting power with respect to the shares indicated. All information was determined in accordance with Rule 13d-3 under the Exchange Act based on information furnished by the persons listed and giving effect to stock options that will be exercisable as of June 27, 2004.

Name of Beneficial Owner or Identity of Group	Amount of Beneficial Ownership	Percent of Outstanding Shares

Mr. Raphael Benaroya(1)	2,473,374	18.5%
Mr. George R. Remeta(2)	562,039	4.3%
Kenneth P. Carroll, Esq.(3)	190,087	1.5%
Mr.Jon Grossman(4)	65,567	*
Mr. Paul McFarren(5)	16,000	*
Mr. Joseph A. Alutto(6)	31,290	*
Mr. Joseph Ciechanover(5)	23,770	*
Mr. Michael Goldstein(7)	13,900	*
Mr. Ilan Kaufthal(6)(8)	136,400	1.0%
Mr. Vincent P. Langone(6)(9)	54,400	*
Richard W. Rubenstein,Esq.(10)	29,600	*

All Officers and Directors as a group (11 persons)(11)	3,596,427	25.8%

  Includes 452,172 shares which may be acquired by the exercise of stock options. Mr. Benaroya has the sole right to vote and dispose of these shares except that the shares are pledged to secure repayment of indebtedness in connection with a margin account at a stock broker. Excludes 57,500 shares held by a private charitable foundation, as to which he disclaims beneficial ownership.
  Includes 220,000 shares which may be acquired by the exercise of stock options.
  Includes 162,500 shares which may be acquired by the exercise of stock options.
  Includes 30,000 shares which may be acquired by the exercise of stock options.
  Includes 16,000 shares which may be acquired by the exercise of stock options.
  Includes 21,400 shares which may be acquired by the exercise of stock options.
  Includes 9,400 shares which may be acquired by the exercise of stock options.
  The outstanding shares are held jointly with his wife. Excludes shares held by Bear Stearns & Co., Inc., of which Mr. Kaufthal is a Vice Chairman, and as to which he disclaims beneficial ownership, and 5,000 shares held by a private charitable foundation, as to which he disclaims beneficial ownership.
  Also includes 400 shares held by a partnership, as to which he disclaims beneficial ownership.
  Includes 29,400 shares which may be acquired by the exercise of stock options.
  Includes 999,672 shares which may be acquired by the exercise of stock options.

* Less than one percent.

EXECUTIVE COMPENSATION

The following table sets forth the aggregate compensation awarded to, earned by or paid to the Company’s Chief Executive Officer and each of the other four most highly compensated executive officers of the Company with respect to the fiscal year indicated.

SUMMARY COMPENSATION TABLE

		Annual Compensation(1)		Long-Term Compensation
Name and Principal Positions	Year	Salary	Bonus(2)	Awards Securities Underlying Options(3) (numbers of shares)	All Other Compensation
Mr. Raphael Benaroya Chairman of the Board, President and Chief Executive Officer(4)	2003 2002 2001	$590,000 $550,000 $550,000	-0- -0- $43,000	-0- -0- 200,000	$77,000 $65,000 $68,000

Mr. George R. Remeta, Vice Chairman of the Board, Chief Administrative Officer and Director(5)	2003 2002 2001	$485,000 $470,000 $450,000	-0- $10,000 $39,000	-0- -0- 100,000	$44,000 $42,000 $42,000

Mr. Paul McFarren, Senior Vice President- Chief Information Officer(6)	2003 2002 2001	$290,000 $270,000 $260,000	$12,000 $37,000 $16,000	15,000 -0- -0-	$51,000 $25,000 $6,000

Kenneth P. Carroll, Esq., Senior Vice President- General Counsel(7)	2003 2002 2001	$289,000 $280,000 $270,000	-0- $10,000 $24,000	30,000 -0- 40,000	$22,000 $22,000 $22,000

Mr. Jon Grossman, Vice President-Finance(8)	2003 2002 2001	$177,000 $170,000 $165,000	$8,000 $17,000 $9,000	5,000 -0- -0-	$150,000 $13,000 $13,000

Footnotes on following page.

  The amounts shown are rounded and include deferred compensation but do not include the value of perquisites and other personal benefits and premiums for supplemental disability insurance coverage and an income tax “gross up” to neutralize the tax effect of the premiums, the value of all of which for each named officer did not exceed the lesser of $50,000 or 10% of the aggregate salary and bonus compensation for such officer.
  The amounts shown are rounded and include payments as a bonus in a subsequent year for services rendered in the year indicated.
  The Company had no long-term compensation plans for its executive officers other than stockholder approved plans which provided for options to purchase shares of Common Stock. The exercise price of each option listed in the table was the current market price per share of Common Stock on the date of grant by the Compensation Committee of the Board.
  The Salary is the amounts drawn and deferred. An additional amount otherwise payable under the Employment Agreement between Mr. Benaroya and the Company was waived by him voluntarily. See, "Employment and Bonus Agreements." The options are nonqualified stock options to purchase 162,000 shares exercisable at a price of $9.40 for a term of 10 years with five year vesting and incentive stock options to purchase 38,000 shares exercisable at a price of $10.34 for a term of five years with four year vesting. Vesting of options is subject to acceleration in accordance with the provisions of the 2001 Stock Option Plan and the Employment Agreement. All Other Compensation in 2003 includes (i) total Company contributions of approximately $50,000 to Mr. Benaroya's accounts under the Retirement Savings Plan ("RSP") and Supplemental Retirement Savings Plan ("SRSP") and (ii) an approximately $18,000 premium for supplemental term life insurance. See, "Retirement Savings Plans."
  The options are incentive stock options to purchase 53,000 shares and nonqualified stock options to purchase 47,000 shares, all exercisable at a price of $9.40 for a term of 10 years with five year vesting. Vesting of options is subject to acceleration in accordance with the provisions of the 2001 Stock Option Plan and the Employment Agreement between the Company and Mr. Remeta. All Other Compensation in 2003 includes (i) total Company contributions of approximately $38,000 to Mr. Remeta's accounts under the RSP and SRSP and (ii) an approximately $5,000 premium for supplemental term life insurance.
  The options are incentive stock options exercisable at prices ranging from $2.25 to $3.45 for a term of 10 years with five year vesting. Vesting of options is subject to acceleration in accordance with the provisions of the Restated 1999 Stock Option Plan. All Other Compensation in 2003 consists of (i) approximately $36,000 as a retention payment on the anniversary of the date of hire, (ii) a car allowance of approximately $9,000 and (iii) total Company contributions of approximately $5,000 to Mr. McFarren's accounts under the RSP and SRSP.
  The options granted in 2001 are exercisable at a price of $9.40 and consist of incentive stock options to purchase 24,000 shares and nonqualified stock options to purchase 16,000 shares. The options granted in 2003 are incentive stock options exercisable at a price of $1.80. All the foregoing options provide for a term of 10 years with five year vesting. Vesting of options is subject to acceleration in accordance with the provisions of the pertinent Stock Option Plan and the Employment Agreement between the Company and Mr. Carroll. All Other Compensation in 2003 consists of Company contributions to Mr. Carroll's accounts under the RSP and SRSP.
  The options are incentive stock options exercisable at a price of $2.25 for a term of 10 years with five year vesting. Vesting of options is subject to acceleration in accordance with the provisions of the 1999 Stock Option Plan. All Other Compensation in 2003 consists of (i) payment by the SRSP of accumulated investment earnings of approximately $136,000 on Company contributions in Mr. Grossman's SRSP account (previous Company contributions to the SRSP account were also paid out in part in 2003 but are not included because they were reportable as deferred compensation in previous years when paid in) and (ii) total Company contributions of approximately $14,000 to Mr. Grossman's accounts under the RSP and SRSP.

Employment and Bonus Agreements

The Company has Employment Agreements with Messrs. Benaroya, Remeta and Carroll, dated as of November 20, 1998 and with terms ending on July 30, 2008. Under the Employment Agreements, annual base salaries for Fiscal 2004 are approximately $685,000 for Mr. Benaroya, $500,000 for Mr. Remeta and $298,000 for Mr. Carroll. However, after fiscal 2002, Mr. Benaroya has drawn or deferred salary at a total annual rate of only $590,000 while reserving the right to increase his salary prospectively to the base salary payable under the terms of his Employment Agreement. Under the Employment Agreements, annual base salaries are adjusted for inflation. (Since entering into his Employment Agreement, Mr. Benaroya waived payment of a total of approximately $365,000 due him under the contractual terms.) Base salaries may be increased further by the Compensation Committee of the Board of Directors. The Agreements also provide for the award of bonuses (“Incentive Compensation Bonuses”) with respect to each Spring season and each Fall season based on meeting or exceeding seasonal earnings targets. The potential Incentive Compensation Bonus ranges from nothing to a specified percentage of the officer’s base salary. The potential bonus ranges up to 120% of seasonal base salary for Mr. Benaroya, up to 100% for Mr. Remeta and up to 80% for Mr. Carroll. See, “Summary Compensation Table” and “Report of Compensation Committee.”

If the Company terminates the employment of Mr. Benaroya, Mr. Remeta or Mr. Carroll without cause (as defined in his Employment Agreement) before the end of the contractual term, the Company must pay him, in addition to accrued salary and benefits, (a) an amount equal to three times the sum of (i) then current contractual annual base salary, whether or not a lesser amount is being drawn and deferred, plus (ii) the amount of Incentive Compensation Bonuses with respect to the two most recently completed seasons plus (iii) $20,000 in the case of Mr. Benaroya and $4,000 in the case of Mr. Remeta, (b) a pro-rata Incentive Compensation Bonus for the season in which termination occurs and (c) a tax gross-up (“Excise Tax Gross-Up”) which reimburses him for any federal excise taxes owed to the extent that Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), applies to the payments.

If Mr. Benaroya, Mr. Remeta or Mr. Carroll resigns his employment within 10 business days after first receiving notice of change of control (as defined in his Employment Agreement) of the Company, the Company must pay him, in addition to accrued salary and benefits, (a) an amount equal to three times the sum of (i) the then current contractual annual base salary plus (ii) $20,000 in the case of Mr. Benaroya and $4,000 in the case of Mr. Remeta, (b) a pro-rata Incentive Compensation Bonus for the season in which resignation occurs and (c) an Excise Tax Gross-Up.

The Employment Agreements also contain covenants not to compete during employment or afterwards for a stated period. The officers are expressly under no obligation to seek other employment during the noncompetition period, and there would be no offset against any amounts due to them on account of any subsequent permitted employment. The officers are also obligated not to disclose confidential information at any time during or after employment.

An agreement between Mr. McFarren and the Company provides for payment of a retention bonus of approximately $38,000 in fiscal 2004.

Retirement Savings Plans

The Company has a profit-sharing plan qualified under the Code, the Retirement Savings Plan (the “RSP”), in which all employees who have completed one year of service are eligible to participate. Each participant is entitled to direct that a contribution of 1%, 2% or 3% of his compensation be made under the RSP as a basic contribution that reduces his compensation under the Code. (For Mr. Benaroya, the percentage is applied to his contractual rate of base salary, regardless of whether he draws or defers a lesser amount.) For each participant who makes a basic contribution, the Company makes a matching cash contribution equal to one-half of the basic contribution or such greater or lesser amount as the Company may determine in its sole discretion, provided, however, that in no event shall the matching contribution for a participant exceed certain maximum limits imposed by governmental regulations applicable to qualified plans. All contributions made by the Company are for the exclusive benefit of participants and vest incrementally after specified years of service with the Company.

The Company also has a nonqualified supplemental retirement plan (the “SRSP”). Under the SRSP the Company makes cash contributions to a separate trust fund equal to the amount of contributions that it otherwise would have made pursuant to the terms of the RSP but which were disallowed by governmental regulations limiting contributions to qualified plans. The Company also makes cash retirement contributions to the trust fund under the SRSP equal to 6% of each participant’s salary (the contractual annual base pay in the case of participants with an employment contract) and bonus, provided, however, that the Company may contribute a greater or lesser amount in its sole discretion and provided, further, that retirement contributions to the SRSP are limited to employees who earn $100,000 per annum or more and who were employed by the Company before 1993. Messrs. Benaroya, Remeta, Carroll and Grossman are the beneficiaries of retirement contributions under the SRSP. See, the footnotes to the “Summary Compensation Table.”

The following table sets forth information with respect to the grant of stock options in Fiscal 2003 to the Company’s Chief Executive Officer and the four other most highly compensated executive officers of the Company:

OPTION GRANTS IN LAST FISCAL YEAR

						Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term (2)
Name	Number of Securities Underlying Option Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price	Market Price on Date of Grant	Expiration Date(1)	0%	5%	10%
Raphael Benaroya	-0-
George R. Remeta	-0-
Paul McFarren	10,000	4.5%	$3.45	$3.45	8/14/13	-0-	$21,700	$54,984
Paul McFarren	5,000	2.3%	$2.25	$2.25	2/26/13	-0-	$7,075	$17,930
Kenneth P. Carroll	30,000	13.6%	$1.80	$1.80	5/28/13	-0-	$33,960	$86,062
Jon Grossman	5,000	2.3%	$2.25	$2.25	2/26/13	-0-	$7,075	$17,930

  The options are incentive stock options becoming exercisable in five equal annual installments commencing one year after the date of grant. The options were granted under stockholder approved plans.
  The assumed rates of growth in the table above were selected for illustration purposes only and are not intended to forecast future stock prices.

The following table sets forth information with respect to option exercises and total options held by the Company’s Chief Executive Officer and the four other most highly compensated executive officers of the Company. All the options were either granted pursuant to stockholder approved stock option plans or individually ratified by vote of the stockholders.

AGGREGATED OPTION EXERCISES IN FISCAL 2003
AND FISCAL 2003 YEAR END OPTION VALUES

			Number of Securities Underlying Unexercised Options At Fiscal 2003 Year End		Value of Unexercised In-The-Money Options At Fiscal 2003 Year End(1)
Name	Acquired On Exercise	Value Realized	Exercisable	Non-Exercisable	Exercisable	Non-Exercisable
Raphael Benaroya	-0-	-0-	410,272	116,200	-0-	-0-
George R. Remeta	-0-	-0-	200,000	60,000	-0-	-0-
Paul McFarren	-0-	-0-	15,000	25,000	-0-	$3,050
Kenneth P. Carroll	-0-	-0-	146,000	59,000	-0-	$31,800
Jon Grossman	-0-	-0-	28,000	7,000	-0-	$3,050

  Fair market value of the Common Stock at Fiscal 2003 year end was $2.86 per share.

COMPENSATION COMMITTEE REPORT

To the stockholders:

Committee Practices

In Fiscal 2003, subject to approval by the Board of Directors, the Compensation Committee determined the cash compensation of the officers of the Company or its subsidiaries other than (i) the Company's Chief Executive Officer (see, "CEO Compensation") and (ii) new hires who negotiated their initial salaries with subsidiaries of the Company. During Fiscal 2003, option grants were made to certain associates of the Company and its subsidiaries from time to time by the Compensation Committee pursuant to stock option plans approved by the stockholders. See, "Option Grants In Last Fiscal Year."

Insurance, retirement savings plans and other benefits were overseen by the Benefits Committee but were taken into account by the Compensation Committee.

Program Objective

The principal objective of the Company's Fiscal 2003 executive compensation program was to motivate officers and other senior managers to maximize the Company's consolidated operating results and thereby to increase stockholder returns. The program was intended to be competitive and thereby to encourage associates to remain in the Company's employ. Finally, while the program was designed to be equitable, it aims to recognize individual performance and unique contributions to the business. The principal components of the executive compensation program for Fiscal 2003 were:

  base salary with merit increases for certain associates
  formula-based cash bonus ("Incentive Compensation") grants for achieving a pre-determined seasonal (six-month) target for operating results, either for the participant's business segment or for the Company on a consolidated basis, depending on the scope of the participant's responsibilities merit cash bonus grants for achieving operational improvements and completing special projects in the grantee's area of responsibility stock options exercisable at fair market value on the date action was taken by the Compensation Committee matching retirement savings contributions by the Company with a maximum of 1.5% of combined base salary and cash bonus; plus Company retirement savings contributions generally equal to 6% of combined base salary and cash bonus for the benefit of certain long serving officers (see, "Executive Compensation - Retirement Savings Plans").

CEO Compensation

Prior to Fiscal 2003, the Compensation Committee negotiated and recommended to the Board of Directors the Employment Agreement between the Company and the Chairman of the Board, President and Chief Executive Officer, Raphael Benaroya. His base salary for Fiscal 2003 was supposed to be approximately $664,000 determined in accordance with his Employment Agreement, including annual cost of living adjustments. However, Mr. Benaroya elected to draw or defer a total salary of only $590,000 in Fiscal 2003. See, “Executive Compensation – Employment and Bonus Agreements.”

Since Mr. Benaroya voluntarily chose to draw or defer less base salary than he was entitled to receive by contract, no action by the Compensation Committee regarding his base salary was required in Fiscal 2003.

Mr.     Benaroya did not receive a bonus with respect to Fiscal 2003.

Dated: April 27, 2004	Respectfully Submitted, COMPENSATION COMMITTEE Joseph Ciechanover, Chairman Joseph A. Alutto Vincent P. Langone

STOCKHOLDER RETURN GRAPH

The following graph shows the change at January 31, 2004 in the value of $100 invested in Common Stock of the Company on January 31, 1999 compared with the changes since then in the Standard & Poor’s 500 Composite Stock Index, which includes companies that sell products other than women’s apparel, and the Standard & Poor’s Retail Specialty Apparel Stock Index and a peer group index composed of Ann Taylor Stores Corp., The Cato Corporation, Charming Shoppes Inc. and Dress Barn Inc.

	1/99	1/00	1/01	1/02	1/03	1/04
United Retail Group, Inc.	100.0	99.37	70.44	70.94	29.99	28.78
S & P 500	100.0	110.35	109.35	91.70	70.59	95.00
S & P RETAIL (SPECIALTY APPAREL)	100.0	95.36	89.02	62.85	55.59	73.13
PEER GROUP CUMULATIVE TOTAL RETURN WEIGHTED AVERAGE BY MARKET VALUE	100.0	95.11	130.11	140.18	105.69	181.68

*$100 invested on 1/31/99 in stock or index-including reinvestment of dividends. Fiscal year ending January 31.

Copyright © 2004, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of shares of Common Stock of the Company by persons known by the Company to be the beneficial owners of more than 5% of the outstanding shares. All information was determined in accordance with Rule 13d-3 under the Exchange Act based on information in filings by the persons listed with the Securities and Exchange Commission (“SEC”) on or before April 16, 2004. The percentage of outstanding shares is calculated as of April 21, 2004.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Outstanding Shares

Mr. Raphael Benaroya(1) c/o United Retail Group, Inc. 365 West Passaic Street Rochelle Park, New Jersey 07662	2,473,374	18.5%

Limited Direct Associates, L.P.(2) Three Limited Parkway Columbus, Ohio 43230	1,600,000	12.4%

Gilder, Gagnon, Howe & Co. LLC(3) 1775 Broadway New York, New York 10019	1,005,489	7.8%

Franklin Advisory Services, LLC(4) One Parker Plaza Fort Lee, New Jersey 07024	830,000	6.4%

Dimensional Fund Advisors, Inc.(4) 1299 Ocean Avenue Santa Monica, California 90401	815,338	6.3%

TCW Business Unit(5) 865 South Figueroa Street Los Angeles, California 90017	757,572	5.9%

  Includes 452,172 shares which may be acquired by the exercise of stock options by June 21, 2004 at prices ranging from $6.32 to $10.34 per share. Mr. Benaroya has the sole right to vote and dispose of the outstanding shares, except that the shares are pledged to secure repayment of margin loans from a stock broker. Excludes 57,500 shares held by a private charitable foundation, as to which he disclaims beneficial ownership.
  Limited Direct Associates, L.P., an affiliate of Limited Brands, Inc., has the sole right to vote and dispose of these shares.
  Gilder, Gagnon, Howe & Co. LLC has shared power to dispose of these shares but no power to vote.
  An investment adviser with the sole right to vote and dispose of these shares.
  TCW Business Unit has shared power to vote and dispose of these shares.

AUDIT COMMITTEE REPORT

To the stockholders:

The Audit Committee reviewed the Company’s audited consolidated financial statements for Fiscal 2003 and discussed them with management.

Also, the Audit Committee discussed with the independent auditors the matters with respect to Fiscal 2003 required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Sec. 380).

Finally, the Audit Committee received the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to Fiscal 2003 from the independent auditors. The Audit Committee discussed their independence with the independent auditors and considered the compatibility of their independence with the fees for non-audit services that they performed for the Company. See, “Independent Public Accountants – All Other Fees.” (In this connection, all engagements with the independent auditors to render non-audit services are entered into pursuant to detailed pre-approved policies and procedures that have been established by the Audit Committee and the Audit Committee is informed of all services performed by the independent auditors.)

Based on the foregoing review, disclosures, discussions and consideration and on the qualifications of the independent auditors as experts in accounting and auditing, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for Fiscal 2003 be included in the Company’s Annual Report on Form 10-K that has been filed with the Securities and Exchange Commission.

The information in this Audit Committee Report shall not be deemed to be “soliciting material,” or to be “filed” with the Commission or subject to Regulation 14A or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

Dated: April 27, 2004	Respectfully Submitted, AUDIT COMMITTEE Joseph A. Alutto, Chairman Joseph Ciechanover Michael Goldstein

CERTAIN TRANSACTIONS

Stockholders’ Agreement

The Company is required to bear the expenses of registering shares of Common Stock under the Securities Act of 1933 (the “Securities Act”) as follows. Raphael Benaroya, the Chairman of the Board, President and Chief Executive Officer of the Company, Limited Direct Associates, L.P. (referred to as “LDA”; see, “Security Ownership of Principal Stockholders”), an affiliate of Limited Brands, Inc., and the Company are among the parties to the Restated Stockholders’ Agreement, dated December 23, 1992 (as amended, the “Stockholders’ Agreement”). Pursuant to the Stockholders’ Agreement, LDA has the right (“Demand Registration Right”) on two occasions to require the Company to prepare and file a registration statement under the Securities Act with respect to not more than 2,500,000 shares of Common Stock. Mr. Benaroya has a similar Demand Registration Right exercisable on one occasion with respect to an offering of not more than 2,687,500 shares of Common Stock. Further, in the event that the Company proposes to register any of its securities under the Securities Act for its own account (subject to certain exceptions), or pursuant to the exercise of a Demand Registration Right, the other parties to the Stockholders’ Agreement, including George R. Remeta, the Vice Chairman and Chief Administrative Officer of the Company, and certain other stockholders, are entitled to include shares in such registration, subject to the right of the underwriters of any such offering to limit the number of shares included in such registration.

Services By Director’s Firm

Squire, Sanders & Dempsey (“SS&D”), of which Richard W. Rubenstein, a Director of the Company, is a partner, has rendered legal services to the Company for several years. Fees paid in Fiscal 2003 to SS&D were less than $60,000.

Executive Compensation

Certain officers of the Company received cash compensation in excess of $60,000 each for services rendered in Fiscal 2003 and are budgeted to receive cash compensation in excess of $60,000 each for services in Fiscal 2004. However, except for certain of the most highly compensated officers of the Company (see, “Executive Compensation – Summary Compensation Table”), management does not consider compensation paid to any associate to be material.

Certain Relationships

The Company has employed members of the family of Raphael Benaroya, the Company’s Chairman of the Board, President and Chief Executive Officer, namely, Jacob Benaroya, his father, and Shirley Benaroya, his daughter. In Fiscal 2003, his base salary was approximately $30,000 and her compensation was a base salary of approximately $88,000 and a bonus of approximately $4,000 in accordance with the Company’s incentive compensation program formula. In Fiscal 2004, his base salary has been the same but her base salary has been approximately $90,000 per annum and the Compensation Committee awarded her an incentive stock option to purchase 3,000 shares of Company stock at an exercise price of $2.99 for a term of 10 years with five year vesting. Management believes that the terms of their employment are not more favorable to them than the terms that would have been available to them from an employer unaffiliated with Raphael Benaroya.

INDEPENDENT AUDITORS

Engagement

During Fiscal 2003, PricewaterhouseCoopers LLP served as the Company’s independent auditors and in that capacity rendered an opinion on the Company’s consolidated financial statements as of and for the year ended January 31, 2004. The Audit Committee of the Board has selected PricewaterhouseCoopers as independent auditors for the current fiscal year and the Chairman of the Committee is negotiating the terms of an engagement letter.

Representatives of PricewaterhouseCoopers are expected to be present at the 12th Annual Meeting of Stockholders, to respond to appropriate questions and to make a statement if they so desire.

Authorization of Auditors’ Fees

The Audit Committee has adopted a process of approving in advance (i) audit services, (ii) each category of non-audit services by PricewaterhouseCoopers, (iii) a budget for audit related services and (iv) a budget cap for each category of non-audit services by PricewaterhouseCoopers. Fees over budget must be approved in advance by the Chair of the Audit Committee.

Audit Fees

Aggregate fees and expenses for professional services rendered by PricewaterhouseCoopers in connection with (i) the audit of the Company’s consolidated financial statements and (ii) the limited review of the Company’s unaudited condensed consolidated interim financial statements were approximately $265,000 with respect to Fiscal 2003 and approximately $230,000 with respect to Fiscal 2002. Before PricewaterhouseCoopers was engaged for audit and review services, the engagements were formally approved by the Audit Committee.

Tax Fees

Aggregate fees and expenses for tax related services by PricewaterhouseCoopers, principally in connection with federal and state income tax returns and audits and planning, were approximately $130,000 with respect to Fiscal 2003 and approximately $188,000 with respect to Fiscal 2002. Most tax related services are generally rendered in the first half of each fiscal year. Commencing in August 2002, before PricewaterhouseCoopers was engaged for tax related services, the engagements were formally approved by the Audit Committee. (Prior to August 2002, tax related services were discussed by the Audit Committee but not formally approved.)

All Other Fees

In addition to the audit and review fees and tax fees described above, aggregate fees and expenses for miscellaneous other services and products from PricewaterhouseCoopers were approximately $4,000 with respect to Fiscal 2003 and approximately $27,000 with respect to Fiscal 2002. Of the $4,000 with respect to Fiscal 2003 about one-third was for a subscription to an online research database and about two-thirds was for consulting services, both of which were approved by the Audit Committee in advance. The fees and expenses with respect to Fiscal 2002 were incurred prior to August 2002, at which time the Audit Committee adopted procedures to approve all services and products from PricewaterhouseCoopers. Approximately 92% of the $27,000 with respect to Fiscal 2002 was for an operational audit. (Prior to August 2002, operational audits were discussed by the Audit Committee but not formally approved.) The remainder of the $27,000 with respect to Fiscal 2002 was for consulting services.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Directors of the Company and officers of the Company and its subsidiaries have a personal responsibility to file with the Commission Statements of Changes in Beneficial Ownership with respect to the Company’s Common Stock, designated as Form 4’s. The Form 4’s are required to be filed, with certain exceptions, if a reporting person acquires or disposes of beneficial ownership of the Company’s Common Stock. Transactions not included on a Form 4, either pursuant to an exemption under the rules or through inadvertence, are required to be reported after the end of the fiscal year on Annual Statements of Changes in Beneficial Ownership, designated as Form 5’s.

The Form 4’s and Form 5’s with respect to transactions in Fiscal 2003, disclose one late filing. In Fiscal 2004, an officer of United Retail Incorporated, Brad Orloff, filed a Form 5 with respect to the award of an employee stock option to purchase 7,500 shares of Company stock that should have been reported on a Form 4 filed during Fiscal 2003.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting of Stockholders. However, if other matters should come before the meeting, it is the intention of each of the persons named in the proxy to vote in accordance with his judgment on such matters.

STOCKHOLDER PROPOSALS, NOMINATIONS AND OTHER COMMUNICATIONS

Stockholder Proposals

Any proposals of stockholders that are intended to be presented at the 2005 Annual Meeting of Stockholders but which are not received in proper form by the Secretary of the Company at the principal executive offices of the Company:

  on or before December 26, 2004 may be omitted by the Company from the proxy statement and form of proxy relating to that meeting and on or before February 28, 2005 may not properly be brought before the meeting.

Nominations for Election as Directors

Any nominations for election as Directors of the Company that a stockholder intends to present at the 2005 Annual Meeting of Stockholders but which are not received in proper form by the Secretary of the Company at the principal executive offices of the Company on or before February 28, 2005 will be omitted by the Company from the proxy statement and form of proxy relating to that meeting and may not properly be brought before the meeting.

Recommendations to Nominating Committee

The Nominating Committee’s review process for candidates for nomination commences in the second calendar week of January. A stockholder wishing to submit the name of one or more candidates for consideration by the Committee should do so by letter to the Committee in care of the Company’s Secretary addressed to United Retail Group, Inc., 365 West Passaic Street, Rochelle Park, New Jersey 07662 and delivered before the third calendar week of January. An address should be provided for the candidate(s) to receive application materials, including a consent to background and reference checks by the Committee and an autobiographical questionnaire, to be completed, signed and returned to the Secretary. Candidates should be available for interviews upon request.

The Nominating Committee will consider the comparative qualifications of (i) incumbent Directors who are willing to stand for reelection, (ii) other candidates, if any, whom the Committee invites to apply and (iii) volunteers, if any, including any recommended in a timely manner by a stockholder of the Company.

The Nominating Committee charter lists the following qualifications for recommending nominees for election as Directors of the Company: (i) a reputation for personal and professional integrity, (ii) a temperament suitable for collegial relationships, (iii) substantial experience in senior level business and professional activities relevant to some aspect of the Board’s work and (iv) a good understanding of the strategic drivers of the consumer goods industry and related businesses. The business and professional experience of the nominees on the slate recommended by the Nominating Committee will be varied and complementary.

The Nominating Committee charter lists the following disqualifications for recommending nominees for election as Directors of the Company: (v) a direct or indirect material financial interest adverse to the Company, (w) affiliation with a business that competes with the Company, (x) a felony conviction other than one predicated on the operation of a motor vehicle, (y) a finding by a court of competent jurisdiction in a civil action or by the SEC of a violation of any Federal or State securities law or fiduciary obligation (such as arising from the duties of an officer or director of a corporation) or a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission (the “CFTC”) of a violation of any Federal commodities law, or (z) an order, judgment, or decree of any court of competent jurisdiction, permanently or temporarily enjoining or otherwise limiting any of the following activities:

  acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the CFTC, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any business, or engaging in or continuing any conduct or practice in connection with such activity;
  practicing any licensed profession;
  engaging in any type of business practice; or
  engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws.

The Nominating Committee will vote in executive session on candidates sequentially in the order determined by the Committee Chair. Each candidate getting the affirmative vote of a majority of the Committee will be placed on the recommended slate, not to exceed the number of Board seats.

Correspondence directed to the Nominating Committee of the Board submitting names of candidates for consideration by the Committee shall not satisfy the requirement to give formal notice of intent to present nominations at the annual meeting of stockholders.

Stockholder Communications

Stockholders can send communications to the whole Board or to individual Directors by mail to the attention of the Company’s Secretary addressed to United Retail Group, Inc., 365 West Passaic Street, Rochelle Park, New Jersey 07662. All such communications will be forwarded to the intended recipient except advertisements soliciting business from the Company.

EXPENSES OF SOLICITATION

The expenses of preparing, assembling, printing and mailing the proxy and the materials used in solicitation of proxies will be paid by the Company. In addition to the use of the mails, solicitation may be made by associates of the Company by telephone, e-mail, facsimile and personal interview. The Company does not expect to pay any compensation for the solicitation of proxies.

By Order of the Board of Directors, /S/RAPHAEL BENAROYA Raphael Benaroya Chairman of the Board

Appendix “A”

RESTATED CHARTER OF THE AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS OF

UNITED RETAIL GROUP, INC.

AS ADOPTED BY THE BOARD ON DECEMBER 5, 2003

I.     PURPOSE OF THE COMMITTEE

The principal purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of United Retail Group, Inc. (the “Corporation”) is to oversee the accounting and financial reporting processes of the Corporation and its subsidiaries and the audits of the financial statements of the Corporation and its benefit plans.

II.     COMPOSITION OF THE COMMITTEE

The Committee shall be elected by the Board annually and be comprised of three or more directors as determined from time to time by resolution of the Board. Each member of the Committee shall be qualified, as the Corporation shall so certify, to serve on the Committee pursuant to the requirements of The Nasdaq Stock Market, Inc. (“Nasdaq”) and the Sarbanes-Oxley Act of 2002 (the “Act”) and the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”) pursuant to the Act and any additional requirements that the Board determines appropriate. A member of the Committee shall not (i) own or control 20% or more of the Corporation’s voting securities, or such lower standard as may be promulgated by the SEC pursuant to the Act, or (ii), other than in his capacity as a member or chairperson of the Committee, the Board, or any other committee of the Board, accept any consulting, advisory, or other compensatory fee from the Corporation (other than fixed amounts of compensation under a retirement plan for prior service with the Corporation), provided, however, that usual and customary fees paid to a firm with which a member is associated for services rendered shall be allowed to the extent permitted by the Act and by Rule 4200 of the Nasdaq Listing Standards (“Rule 4200”).

The chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson. Each member of the Committee must be able to read and understand fundamental financial statements, including the Corporation’s balance sheet, income statement and cash flow statement. In addition, the Corporation must certify that it has, and will continue to have, at least one member of the Committee who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief financial officer or other senior officer with financial oversight responsibilities. Further, either (i) at least one member of the Committee must be an “audit committee financial expert”, as such term is defined in the rules and regulations promulgated by the SEC pursuant to the Act, or (ii) if no member of the Committee is an “audit committee financial expert”, such fact must be disclosed in the Corporation’s filings with the SEC.

Notwithstanding the foregoing, one director who is not “independent” as defined in the Act and in Rule 4200, but (i) meets the “independence” criteria set forth in Section 10A(m)(3) under the Act and the rules thereunder, (ii) does not own or control 20% or more of the Corporation’s voting securities (or such lower standard as may be established by the SEC under the Act), and (iii) is not a current officer or employee or a Family Member (as defined below) of such employee, may be appointed to the Committee, if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interests of the Corporation and its shareholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination. A member appointed under this exception may not serve longer than two years and may not chair the Committee.

Any vacancy on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. No member of the Committee shall be removed except by majority vote of the Board

III.     DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best address, react or respond to changing circumstances or conditions. The following duties and responsibilities are within the authority of the Committee and the Committee shall, consistent with and subject to applicable law and rules and regulations promulgated by the SEC, NASDAQ, or any other regulatory authority of competent jurisdiction:

Selection, Evaluation, and Oversight of the Auditors

  In its sole discretion select, determine the funding for and oversee the public accounting firm to serve as auditors (herein referred to as independent auditors) as set forth in Section 10A(m)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 10A-3(b)(2) thereunder, which firm will audit the books and accounts of the Corporation and its subsidiaries for each fiscal year. The independent auditors shall be responsible to and report directly to the Committee. The Committee shall also verify that management has established an internal audit capability ("Internal Audit") in one of the following forms: an internal audit department, an independent internal audit outsourcing firm or a cosourcing arrangement with the two. Internal Audit shall report to the Corporation's chief executive officer;
  Review and, in its sole discretion, approve in advance the Corporation's independent auditors' annual engagement letter, including the proposed fees contained therein, as well as (i) review all audit and, as provided in Rule 2-01 of Regulation S-K, all permitted non-audit engagements and relationships between the Corporation and such auditors (which approval should be made after receiving input from the Corporation's management) and/or (ii) adopt policies and procedures of the Committee that provide for the automatic pre-approval of specified services to be provided by the Corporation's auditors. Approval of audit and permitted non-audit services may also be made by one or more members of the Committee as shall be designated by the Committee or the chairperson of the Committee and the person or persons granting such approval shall report such approval to the Committee at the next scheduled meeting;
  Review the performance of the Corporation's independent auditors, and, in its sole discretion make decisions regarding the replacement or termination of the independent auditors when circumstances warrant;
  Evaluate the independence of the Corporation's independent auditors at least annually by, among other things:

(i)	obtaining on an annual basis from the Corporation's independent auditors and reviewing a formal written statement delineating all relationships between the independent auditors and the Corporation, consistent with Independence Standards Board Standard 1;
(ii)	actively engaging in a dialogue with the Corporation's independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;
(iii)	taking, or recommending that the Board take, appropriate action to oversee the independence of the Corporation's independent auditors;
(iv)	monitoring compliance by the Corporation's independent auditors with the audit partner rotation requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder;
(v)	monitoring compliance by the Corporation and the Corporation's independent auditors with the employee conflict of interest requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder; and
(vi)	engaging in a dialogue with the independent auditors to confirm that audit partner compensation is consistent with applicable SEC rules;
  Instruct the Corporation's independent auditors that they are ultimately accountable to the Committee and the Board, as the representatives of the Corporation's shareholders, and that the Committee is responsible for the selection, evaluation and termination of the Corporation's independent auditors;

Oversight of Annual Audit and Quarterly Reviews

  Review and discuss with the independent auditors, their annual audit plan, including the timing and scope of audit activities and all critical accounting policies and practices to be used, and monitor such plan's progress and results during the year;
  Review with management and the Corporation's independent auditors the following:

(i)	all alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the auditors;
(ii)	all other material written communications between the independent auditors and management, such as any management letter and any schedule of unadjusted differences; and
(iii)	any material financial or non-financial arrangements of the Corporation which do not appear on the financial statements of the Corporation;
  Resolve all disagreements between the Corporation's independent auditors and the Corporation's management regarding financial reporting;

Oversight of Financial Reporting Process and Asset Protection Controls

  Review with the Corporation's chief executive officer the progress and results of any internal audit projects, and, when necessary, advise the Corporation's chief executive officer on assignment of additional internal audit projects to Internal Audit;
  Review:

(i)	the adequacy and effectiveness of the Corporation's accounting policies and procedures and its internal control over financial reporting;
(ii)	the yearly report (as and when required by regulations promulgated by the SEC under the Act) prepared by the Corporation's chief executive officer and chief financial officer, and attested to by the Corporation's independent auditors, assessing the effectiveness of the Corporation's internal control over financial reporting and stating management's responsibility for establishing and maintaining adequate internal control over financial reporting prior to its inclusion in the Corporation's annual report;
(iii)	the adequacy and effectiveness of the Corporation's policies and procedures and internal control with respect to asset protection; and
(iv)	review with the chief executive officer and chief financial officer and the Corporation's independent auditors, periodically, the adequacy and effectiveness of the Corporation's policies and procedures regarding disclosure and accounting (including its internal control over financial reporting), including the independent auditors' judgment as to the quality of the Corporation's accounting principles, and the following:

(A.)	the performance of the Corporation's Internal Audit;
(B.)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Corporation's ability to record, process, summarize, and report financial information, including any significant deficiencies or material weaknesses in internal control over financial reporting identified by the Corporation's independent auditors;
(C.)	any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation's internal control over financial reporting; and
(D.)	any material changes in internal control over financial reporting that occurred during the most recent fiscal quarter and that have materially affected, or are reasonably likely to have materially affected or are reasonably likely to materially affect, the Corporation's internal control over financial reporting.
  Receive periodic reports from the Corporation’s independent auditors and the chief financial officer of the Corporation to assess the impact on the Corporation of significant accounting or financial reporting developments that may have a bearing on the Corporation;
  Review and discuss with the independent auditors the results of the year-end audit of the Corporation, including any comments or recommendations of the Corporation’s independent auditors and, based on such review and discussions and on such other considerations as it determines appropriate, recommend to the Board whether the Corporation’s financial statements should be included in the Annual Report on Form 10-K;
  Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation’s independent auditors and the chief financial officer, including providing the Corporation’s independent auditors and the chief financial officer with appropriate opportunities to meet separately and privately with the Committee on a periodic basis;

Other Compliance Matters

  Establish and implement policies and procedures for the Committee's review and approval or disapproval of all proposed transactions or courses of dealings with parties related to the Corporation (including all transactions required to be disclosed by Item 404(a) of Regulation S-K);
  Prepare the report required by the rules of the SEC to be included in the Corporation's annual proxy statement;
  Obtain from the Corporation's independent auditors any information pursuant to Section 10A of the Exchange Act;
  Establish procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by associates of the Corporation of concerns regarding questionable accounting or auditing matters;
  Secure and determine funding for independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Corporation; and
  Review and assess the adequacy of this charter on an annual basis.

Limitations

While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for preparing or certifying the financial statements, for planning or conducting the audit, or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles or for the performance of Internal Audit.

In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Corporation; it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards; and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Corporation from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board), (iii) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the independent auditors or Internal Audit to the Corporation and (iv) the Corporation’s independent auditors as experts in accounting and auditing.

Nothing contained in this charter is intended to create, or should be construed as creating, any responsibility or liability of the members of the Committee, except to the extent otherwise provided under the applicable laws of the State of Delaware, which shall continue to set the legal standard for the conduct of the members of the Committee.

IV.     MEETINGS AND RECORDS OF THE COMMITTEE

The Committee shall meet with such frequency and at such intervals as it shall determine are necessary to carry out its duties and responsibilities. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee shall meet separately on a periodic basis with (i) the Corporation’s chief executive officer and chief financial officer, and (ii) the Corporation’s independent auditors, in each case to discuss any matters that the Committee or any of the above persons or firms believe should be discussed privately.

The provisions of the Corporation’s By-laws regarding meetings of standing Committees of the Board shall apply to meetings of the Committee.

The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

The Committee may consult with the Board as it determines appropriate prior to taking any action and shall report regularly to the Board with respect to its meetings. The Secretary of the Corporation shall maintain minutes of its meetings and records relating to those meetings and make copies of such minutes available to the Board at the next Board meeting.

V.     EFFECTIVE DATE; AMENDMENT.

This Charter shall replace the existing charter and come into force on December 5, 2003.

The Board reserves the right to terminate this charter at any time and to amend it from time to time.

Appendix “B”

CHARTER OF THE NOMINATING COMMITTEE OF THE

BOARD OF DIRECTORS OF UNITED RETAIL GROUP, INC.

AS ADOPTED BY THE BOARD ON FEBRUARY 27, 2004

I.     PURPOSE OF THE COMMITTEE

The principal purpose of the Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of United Retail Group, Inc. (the “Corporation”) is to recommend to the Board for its approval a slate of qualified director nominees to be voted upon at the annual meeting of stockholders.

II.     COMPOSITION OF THE COMMITTEE

The Committee shall be elected for a term expiring at the time of the first meeting of the Board duly convened after the first anniversary of the election of the Committee. The Committee shall be comprised of three directors or more directors as so determined from time to time by resolution of the Board. Each member of the Committee shall be qualified, as the Corporation shall so certify, to serve on the Committee pursuant to the requirements of The Nasdaq Stock Market, Inc. (“Nasdaq”) and the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”) and any additional requirements that the Board determines appropriate. A member of the Committee shall not (i) own or control 20% or more of the Corporation’s voting securities, or such lower standard as may be promulgated by the SEC or (ii), other than in the capacity of a member or chairperson of the Committee, the Board, or any other committee of the Board, accept any consulting, advisory, or other compensatory fee from the Corporation (other than fixed amounts of compensation under a retirement plan for prior service with the Corporation), provided, however, that usual and customary fees paid to a firm with which a member is associated for services rendered shall be allowed to the extent permitted by Rule 4200 of the Nasdaq Listing Standards (“Rule 4200”). Each member of the Committee shall be elected separately by a majority of the whole Board, that is, by vote of at least five directors.

The chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson.

Any vacancy on the Committee shall be filled by majority vote of the whole Board at the next meeting of the Board following the occurrence of the vacancy. No member of the Committee shall be removed except by majority vote of the whole Board.

III.     DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best address, react or respond to changing circumstances or conditions. The following duties and responsibilities are within the authority of the Committee and the Committee shall, consistent with and subject to applicable law, the rules and regulations promulgated by the SEC, NASDAQ, or any other regulatory authority of competent jurisdiction and the By-Laws of the Corporation:

Recommending Management Slate

  recommend to the Board for its approval a slate of qualified director nominees, a majority of whom shall be independent directors under Rule 4200, to be voted upon at the annual meeting of stockholders;
  select for recommendation as director nominees individuals:

  each of whom (i) has established a reputation for personal and professional integrity, (ii) has a temperament suitable for collegial relationships, (iii) has substantial experience in senior level business and professional activities relevant to some aspect of the Board's work and (iv) has a good understanding of the strategic drivers of the consumer goods industry and related businesses; and

  none of whom (v) has a direct or indirect material financial interest adverse to the Corporation, (w) is affiliated with a business that competes with the Corporation, (x) was convicted of a felony other than one predicated on the operation of a motor vehicle, (y) was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law or fiduciary obligation (such as arising from the duties of an officer or director of a corporation) or was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission (the "CFTC") to have violated any Federal commodities law, and the judgment in such civil action or administrative finding has not been subsequently reversed, suspended or vacated; or (z) was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining or otherwise limiting, any of the following activities:

(1)	acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the CFTC, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any business, or engaging in or continuing any conduct or practice in connection with such activity;
(2)	practicing any licensed profession;
(3)	engaging in any type of business practice; or
(4)	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;
  give full and fair consideration to candidates regardless of race, national origin, ancestry, color, creed, religion, sex, sexual preference, marital status, veteran status, age or nationality;
  review the experience and credentials of each incumbent Director who is willing to stand for reelection and evaluate his or her performance as a Director;
  advise the Board on the optimal composition and structure of the Board, including the appropriate mix of areas of business and professional experience among director nominees;
  establish and maintain free and open means of communication between and among the Board, the Committee and the Corporation's Chief Executive Officer, including providing the Chief Executive Officer with appropriate opportunities to meet separately and privately with the Committee on a periodic basis;

Compliance Matters

  establish procedures to retain, review, process and answer written recommendations received by the Secretary of the Corporation from its stockholders proposing director nominees, who shall be accorded full and fair consideration by the Committee;
  review copies of annual questionnaires regarding personal compliance with regulatory requirements filed by incumbent directors with the Audit Committee of the Board of Directors;
  determine funding for expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, search firms, counsel, consultants or others (all of whom shall be independent of management and of the members of the Committee), to assist the Committee in fulfilling its duties and responsibilities, the cost of such expert advisors to be borne by the Corporation; and
  review and assess the adequacy of this charter on an annual basis.

Limitations

In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Corporation. It is not the duty or responsibility of Committee members to contact character references or conduct background checks with respect to director nominees. Each member of the Committee shall be entitled to rely on the accuracy of information provided to the Committee absent actual knowledge to the contrary.

Nothing contained in this charter is intended to create, or should be construed as creating, any liability of the members of the Committee, except to the extent otherwise provided under the applicable laws of the State of Delaware, which shall continue to set the legal standard for the conduct of the members of the Committee.

IV.     MEETINGS AND RECORDS OF THE COMMITTEE

The Committee shall meet with such frequency and at such intervals as it shall determine are necessary to carry out its duties and responsibilities. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. However, the Committee shall vote on recommending director nominees in executive session with no Corporation associates present.

The provisions of the Corporation’s By-laws regarding meetings of standing Committees of the Board shall apply to meetings of the Committee.

The Committee may form subcommittees from among its members for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two Committee members; and every subcommittee shall include the chairperson and provided, further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

        The Committee shall report regularly to the Board with respect to its meetings and subcommittee meetings. The Secretary of the Corporation shall maintain minutes of its meetings and records relating to those meetings and make copies of such minutes available to the Board at the first Board meeting that occurs more than three business days later.

V.     EFFECTIVE DATE; AMENDMENT .

This Charter shall replace the existing charter and come into force on February 27, 2004.

The Board reserves the right to terminate this charter at any time and to amend it from time to time.

PROXY STATEMENT
TABLE OF CONTENTS

UNITED RETAIL GROUP, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) RAPHAEL BENAROYA and GEORGE R. REMETA and each of them, with power of substitution in each, proxies to represent the undersigned and to vote, as noted below, all the common stock of UNITED RETAIL GROUP, INC. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 28, 2004 at 11:00 A.M., or any adjournments thereof.

1.     ELECTION OF DIRECTORS

 FOR all nominees listed immediately below with the exception(s) indicated in handwriting farther below	 WITHHOLD AUTHORITY to vote for every nominee listed below

Nominees: Joseph A. Alutto, Raphael Benaroya, Joseph Ciechanover,
Michael Goldstein, Ilan Kaufthal, Vincent P. Langone,
George R. Remeta and Richard W. Rubenstein

Instruction:     To withhold authority to vote for one or some nominees, check the left hand box above and write in the space provided below the surname(s) of those for whom authority to vote is being withheld.

Messrs. __________________________________________________________________________________________________________

2.     In their discretion: (i) upon other matters as may properly come before the meeting without proper and timely notice to the Company, (ii) as to the election of directors, if neither box above is marked and no names are written in, (iii) for the election of a substitute for any of the nominees listed who become(s) unable to serve or for good cause will not serve, and (iv) on matters incidental to the conduct of the meeting.

The shares represented hereby will be voted as instructed by the undersigned. If no names are written in and either no box above is marked or the left hand box above is marked, the proxies appointed hereby intend to vote FOR all the nominees listed.

Please specify your vote by marking the appropriate box and date and sign your name(s) below.

Dated: _______________, 2004 Signature(s)________________ __________________________